Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the previously filed Registration Statement on Form S-8 (File No. 333-170487) of our report dated April 29, 2011, relating to the consolidated balance sheet of MES Group, Inc. and Subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of stockholders’ equity, income, comprehensive income, and cash flows for the years ended December 31, 2010, 2009 and 2008, included in this Current Report on Form 8-K/A of ExamWorks Group, Inc.

Sterling Heights, Michigan
May 6, 2011